Exhibit 99.1

Absci Announces Proposed Public Offering of Common Stock

VANCOUVER, WA – July 24, 2025 — Absci Corporation (Nasdaq: ABSI) (“Absci”), a clinical-stage biopharmaceutical company advancing potential breakthrough therapeutics designed with generative AI, announced today that it has commenced an underwritten public offering of $50 million of shares of its common stock. Absci also intends to grant the underwriters a 30-day option to purchase up to an additional $7.5 million of shares of its common stock. All of the shares in the proposed offering are to be sold by Absci.

Absci intends to use the net proceeds from the offering to fund the advancement of its internally developed programs, continued investment in its Integrated Drug Creation™ platform, and for working capital and other general corporate purposes.

Morgan Stanley, J.P. Morgan, Jefferies, and TD Securities (USA) LLC are acting as joint book-running managers for the proposed offering. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the proposed offering.

The shares of common stock are being offered by Absci pursuant to an effective shelf registration statement on Form S-3 (File No. 333-267043) that was previously filed with the U.S. Securities and Exchange Commission (SEC) on August 24, 2022 and became effective on September 2, 2022. The offering is being made only by means of a prospectus supplement and the accompanying prospectus that will form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and may be obtained, when available, from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, by telephone: (866) 718-1649, or by email at prospectus@morganstanley.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388 or by email at prospectus_department@jefferies.com; TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, by telephone at (833) 297- 2926, or by email at TD.ECM_Prospectus@tdsecurities.com; or by accessing the SEC’s website at www.sec.gov. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Absci

Absci is a data-first generative AI drug creation company that combines AI with scalable wet lab technologies to create better biologics for patients, faster. Absci’s headquarters is in Vancouver, WA, with our AI Research Lab in New York City and an Innovation Center in Zug, Switzerland.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Absci’s anticipated public offering. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release, such as the intended offering terms, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions, the completion of the public offering on the anticipated terms or at all, Absci’s intention to grant the underwriters an option to purchase additional shares and the intended use of proceeds. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Absci’s Annual Report on Form 10-K for the year ended December 31, 2024, as amended, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as well as discussions of potential risks, uncertainties, and other important factors in Absci’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement and accompanying prospectus related to the proposed public offering expected to be filed with the SEC. In addition, any forward-looking statements contained in this press release represent Absci’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Absci explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact

Alex Khan

VP, Finance & Investor Relations

investors@absci.com

Media Contact

press@absci.com